Exhibit 3.1

Business Entity - Filing Acknowledgement 08/11/2022 Work Order Item Number: W2022081101343-2310384 Filing Number: 20222543351 Filing Type: Certificate of Designation Filing Date/Time: 8/11/2022 2:25:00 PM Filing Page(s): 21 Indexed Entity Information: Entity ID: E0185402005-9 Entity Name: IMPERALIS HOLDING CORP. Entity Status: Active Expiration Date: None Non-Commercial Registered Agent LAXAGUE LAW, INC. 1 EAST LIBERTY, SUITE 600, Reno, NV 89501, USA BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street f iled In ,hcOffic<: of I Busfous Number ~K.. Fitll'\8,Nlltnbtt b • ~ ~EO~l~8~~G~!-=~9 ____ 1 U>lllS4l1S1 • BARBARA K. C£GAVSKE Secretary ol SUie 21)2 Nonh Careon Strfft Cll'HR City, Nevada 89701-4201 (775) 684-11708 W.balte: www.nY11ot,9ov Sc,;rc,tvy ofSt;itc: I Med On su~ Of N<:~·.-da &flllJOll l:lS:00 P'.\f I N'u~r ufl>;,,¥U 21 Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) ~ Certificate of De$1gnation D Certlflcate of Amendment to Oeslgnatlon - Before Issuance of Clasa or Serie$ D Certificate of Amendment to 0t$lgnatlon - After Issuance of Clas. or Serie$ 0 Cer11flcate of Withdrawal of Cer1ifleate of De&lgnatlon TYPE OR PRINT • USE DARK INK OHL Y • DO NOT HIGHLIGHT 1. Entity lnformetlon: 2. Effective date and time: 3. Class or seriH of stock: (Certificate of Oll$ignation only) 4. lnformatlon for amendment of class or seriH of stock: 5. Amendment of class or series of stock: &. R.solutlon: C<lrtificate of Designation and Amoodment to Oosi9netion only) 1. Wllhdrawal: Name of entity: I IMPERALIS HOLDING CORP. Enlity or Nevada 8usiness Identification Number (NVID): I NV20051099020 Date: Time: 1 For Certificate ol Designation or Amendment to Designation Only (Optional): {must not b& later I/Ian 90 dltys after the oortificate is filed) The ci8$$ or series of stock being designated whhin this flli"9: Series A Convertible Redeemable Preferred Stock The original cl&$$ or series of stock being amended wtthin this fillng: D Certificate of Amendment to Oesignati0l\o Before Issuance of Class or Series As of the date of this .:erti!cate no share~ of the cia,s,, or sari es of stock haw~ been issued. 0 Certificale of Amendment to Designation-After Issuance ol Class or Serie, The amendment has been approved by the vole of stockholders hO~ing shares in the OOIJ)O<ation entitling them to exercise a m~ority of Illa voting power, o, such greater l)(Ol)Ortlon of the voting ixmer a• may be requir~ by the articles of incotporation or the carMc:ate of designation. By resolution or the board of di,ectors pursuant to a provision In the articles of incorport1llon this certificate establishes OR amend& the following regarding the voting powers. designations. preferences, limitations, ,estric1ions and rGlative rights of the following class or series of stock.• 25,000 shares of a new serles of preferred stock designated as "Series A 1convertible Redeemable Preferred Stock." be. and hereby are, authorized. I ' - ~ - - Designation being1 I Date of Withdrawn: L -------------' Designation: No shares of the class or series of stock being withdrawn ara outstandin9. The resolution of the board of direclO/$ euthorizing the withdrawal of the cer@cata of designation establishin9 the class or series of stock: • 8. Signature: (Required) X z:,~ 7n. ~(;" Signature of Officer Oale: 08/11/2022 • Atlaeh additional page<sl if neoess3ry This loon must be accompa~ie<I by appropriate fees. P"'961ol1 R~Md:: 1/1/2019 IMPERALIS liOLIJING CORP. CERTIFICATE OF DESIGNATIONS OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK PURSUANT TO SECTION 78.19SSOFTHf NEVADA REVISED STATUTES AUGUST 11, 2022 Pursuant to Section 78.1955 of the Nevada Revised Statutes (the "NRS") and Ar1icle IV of the Aniclts of Incorporation (as amended on March 11, 201 l, the "Articles of Incorporation") of lmperalis Holding Corp. (the "Corporation1 '): WHEREAS, Anlcle IV of the Anicles of Incorporation authoriu lhe issuance of up to I 0,000,000 shares of preferred s1ock, par value S0.001 per share, of1he Corporation C'Preftrred Stock") in one or more series, and expressly authorizes the Boord of Direclors oflhe Corporal Ion (1he "Board"), subj«:\ to limitations prescribed by law, to provide, out of the unissued .shares of Prcfened Stock, one or more series of Preferred Stock, and. with respe~I to each such series. to establish and fix the number of share:$ to be included in any series of Preferred Stock and the designation, righlS. prefcrcn«-S. powers, restrictions and limitation.s of the sh,ares of suth s.erics; WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation. rights. preferences and limitations of the shares of such new s~ries; and WHEREAS, the Board, pursuanl to the nuthority oonferred upon it by Ar1icle IV of the Anicles of Incorporation and in accordance with Section 78.1955 of the NRS, acting by unanimous written consent daied August 11, 2022, adopted the following resolutions: RESOLVED, 1hat a new series of Preferred Stock of the Corporation, designated as "Serks A Convenible Redeemable Preferred Stock," be, and It hereby is, created, and that the designation and amount thett<>f and the voting powers, preferen~s and relative, puticipating. optional and ()(her special rights of the Series A Convertible Redeemable Preferred S1oek (the "Serlts A Preferred Stock"), and the qualifications, limitalions or restrictions !hereof are as set forth in such new Ccr1ificate of Designation (1he "Certfflcett"), as filed wilh the Nevada Secretaty of State in accordance with the Col')>Oration's Articles of Incorporation and its Bylaws and the NRS~ and be it furthcc RESOLVED, that the otalcmcnts contained in the for"'oing resolutions treating and designlling the said shares and fixing the number, limited powers, preferencc.s and relative. optional, participating, and other special rights and the qualifications, limita1ions1 restrictions, and other distin.guishing characteristics thereof shall, upon the c-ffec1ive date of said series, be deemed to be included in and be a par1 of the Articles of Incorporation of the Corporntion; and be it funher RESOLVED, thll 1he Board does hereby approve the adoption of the Certificate related to tho Series A Preferred Slock to the Corporation's Articles of Incorporation, and does hereby determine that the adoption oflhe Certificate is in the best intere11s of the stockholders; and be ii f•l1her RESOLVED, tbal the Chief Exeeu1ive Officer of the Corporalion be, and he hereby is, au1hori,.ed and dlrec1ed to lake all actions necessary to prepare and ftle the Certificate with the S.trctary of State of lhc State of Nevada as he, in consuhation with legal counsel, deems necessary and advisable to proceed with any such filing. Section t. Number of Shares and Desii:natlon. This series of Preferred Stock shall be design,,ted as 1he "Series A Convertible Redeemable Preferred Stock," par value $0.001 per share (the "Serles A Preferred Stock"). The Series , __ A Pn:fen-ed Stock $hall be perpetual, subject to the provisions of Stt\WQS 6 and Z hereof, and the authorized number of shares of 1he Series A Preferred Stock shall be 25,000. The number of shares of Series A Preferred Stock may be increased from time to time subjeel to lhe provisions of S.e1ion Sand Sccljon 11 hereof and any such additional shares of Series A Preferred Stock shall fom, a single series with the Series A Preferred S1ock. Each share of Series A Prefcm:cl Stock shall have the same dcsignt:ttlons. rights.. pr~ferences) power~. R:Stcictlons and limitations 8.$ every other share of Serie> A PrcfcrT<!d S1oclc.. Seetioo 2. Certain Dellnltions. The following terms shall have lhe meanings defined in this Section 2: "Al!ilial•" shall have the meaning ascribed to ,uch term in Rule 405 of the Securities Act. 0 Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authoriztd or obligated by Jaw, regularion, or ex«u1ivc order to close. "Capital Sto,I<" means any and all shares, interests, rights to purchase, warrants, options. panicipations or other equivalents of or interest in (however de,ignated} capital stock. "Certiliralt" means 1his Certificate of Designati<lns of Ri&h1$ and Prefercn«s of Series A Convertible Preferred Stoek. "Chang• of Control Ennf' shall n,ean lhe occurren« of any oflhe following in one or a series of related lransacttOns: (i) one or more acquisitions after 1hc date hereof by an individual or legal entity or ··group" (as desoribed in Rule I Jd-S(b)(I) under the Exclwlgc Act), resulting in a majority or more of the votin.s rights or equity inten:slS in lhe Corporation being 1111nsfen-ed to such Persons or their Affiliat~• (ii) a replacement of more lhan a majority of the members oflhe Board that is not approved by (i} 1hosc individuals ,"110 ate members of lhc Board on lhe date hereof (or <llher directors previously approved by such individuals) and (ii) the Majority Holders; (iii) a merger or consolidation of the: Corp0ratiott or any one or moR' Sut>.sidiaries owning a majority of the consolidated assets of 1he Corporation and all Subsidiaries, or a SBle of all or substMtially all of the assets oflhe C<•rporation and its consolidated Subsidiaries in one or a series of related trans.actions. unl~ss following such transaction or series of transactions, the Hold<r,; of the Corporation's securitie1. immediately prior to lhe first such transaction continue to hold at lcas1 a majority of I.he voting rights and equity interests in the survivin& eni;ty or acquire< of such assets; (iv) a recapi,aliz.ation. reorganization or other tn1nsaetion invoh•ing the Corporation or any Subsidiary that constitutes or results in a transfer of a mejority or more of the voting ri~hts or equity jnteres1s jn the Corporation to any P<:rsons: or (v) the cxec1.ttion by lhe Corporation or its controlling stodcholders ofan agr~emc:nt providing for any of the foregoing events. "Closlng Bid Price" means. for any security as of any date, the last closing bid price for such security on the National Market or Tr.idin& Morke~ as applitable, a, reponcd by Bloomberg, or, if the Principal Market begin, 10 operate on on extended hours basis and does not designate lhe closing bid prit< or the closing trade price (as the case may be} then the last bid price or last trde price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if a National Market is not the principal s«urities exchange or trading market for such se:curil)'. U\e last clost"g bid price of stJeh security on the principal securities e,,..c:hangc: or trading market where such sccuri1y is listed or traded as reported by Bloomberg. or if the foregoing do not opply, tho last closing bid price of such security in the <lver•the•counter market on the electronic bulletin board for such security as. reported by Bloomberg, or, ifno closin& bid prioe or last trade price, respectively, is reported foe such security by Bloomberg. the ave,age of . 2. I the bid pri«s. or the ask prfoes.. respectively, of an)' market makers for such security as reported in the "pink sheets'> by OTC Markets Group Inc. (formerly Pink Sh«ts LLC). "Commission" means che United States Securities and Exc:hang.c Commission. "Com111on Stock" means (i) !he common stock, S0.00 I par value, of the Corporslion and (ii) any Capital Stock into which such common stock ~hall have- been c.hanged or atty shaJe capital resuhing from a reclassification of such common stock. "ComD'lon Stock £.quivalents" mC3ns any seeuritic-.s of the Corporation or MlY of its. Subsidiaries ,vhich would entitle th• holder thereof 10 acquire at any time Common Stock, including, without limiwion, any debt, prefcrn:d stock. rights, options, warrants or other insttvment that is at any time convertible into or exercisable or exchangeable for, or olhcrwisc enlitks the holder lh~f lO receive, Common S1ock. •·Continuing Director" means any person (a) who was a memb<r ofehe Boord of Di~tors on Mareh/April ~ 2022 or (b) who h!IS been nomina,ed to be a memberofthe Board of Pir~lors by a majority of,he other Conlinuing Directors then in office. "Conver,iom Dat•" shall have the meaning set forth in Scc!ion 6/bl(ijl hereof. ''Converslom Pritt" shall mc•n a price equal to eighty (80%) pcn:ent of the M•rlm Price as at !he Conversion Date, "Exchang• Act" meons ,he Securi1ics Exchtnge Act of 1934, as amcndcd, and the rules and regulations of the Commission thereunder, an as in effect at 1he time. "t'undamrntal Transacclon" means that (i) the Corporation or any of its Subsidiari0$ shall, dire<lly or indirectly. in one or mor~ related transactions. (A) tonsolidatc or mcrg.e with or into (whe1her or not the Corporation or any of ils Subsidiaries is the surviving corporation) any other Perscn, or (B) s,:ll, Jcasc, license. 11Ssign, transfer, convey or otherwise dispose of all or substantially •II of its respective propenies or llSSets 10 any olhcr Person, or (C) allow any other !'er.son to make a pur<:hase, tender or exchange offer 1hat is accepted by the holders of more than SO% of the oulstanding shares of Voting Stock of lite Corporation (not including any shares of Voting Stock of the Corporstion hcld by the Person or Persons making or party to, or aswcia1ed or affiliated with the Persons making or party 10. such purc:hasc. fender or e-xehang.e offer). or (D) oonsummate a scoc:k or share purchase agreement or other business combinaiion (including, without limitation, a reorganization, r~capitalization, spin-off or scheme of arr1111gement) wi1h any oth<r Person whereby such other Person ncquiru mo"' than SO% of the outstanding shares of Voling Stock of the Corporation (not including any share, of Voting Stock oflhe Corporation held by the other l'erson or other Persons making or paz,y 10, or associated or affiliated with 1hc other Persons making or party to, such stock or .share purchase agreement or other busi"es.s combination), or (E) reorganize. recapitalize or R:ielassify the Conlmon Stock, or(ii) any "person•· or"&roup" (as these 1enns are used for purposc,s of Sections I J(d) and 14(d) of tho Exchange Act and the n,les 3nd regulations promulgate<! thereunder) is or shall become the "beneficial owner" (as defined in Rule I )d·) under the Exchange Act), directly or indirectly, of SO¾ oflhe aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Corporation. "lloldtr" or "Holden" shall mean each hold<r of shares of Series A Prcferr<d Stock. "l$1uen« D•I•" me1111s the Closing Dale under the Securities l'urchase Agreement, dated as of Man:h 20, 2022, as 1hc same may from time to time be amended, pursuant 10 which the Corporation shall issue, 1111d the Purchaser shall acquire, 25,000 shares of Series A Preferred Stock . .. Junior Sto~k.l) shall have lhc meaning set forth in s«ti2D 9 hereof. "Liens" means any and all claims, liabilities 1111d obligations and any 1111d all liens, plcdgcs, charges. morcga.ges., security interests. restrictions, lease-s, tioenscs, eas,cmcnts, tiabilities., cJ3ims, encumbrances. p,efc,ence>. priorities or ri&}lts of olhm of ev<ry kind and domiption . • 3 • I ":lhjority Holden" mean• ony Holder(s) of a majority of Ille then outstanding shares of Series A Pref err«! Stock. "Marktt Prf«" shall mean the averogc VWAP per share of the Common Stotk oflhc Corporation. !IS traded on a National Market, or if not trad«t on a National Market, the principal Trading Marl:et for the shares of Common Stock, for the ten (10) eroding days immediately preceding the Convmion Date. "National Markel" shall mean the New York Stock Exchange ("NYSE"), the NYSE American U,C (the "NYSE Am,rlcan"} or Nasdaq Stoek Market ("NHdaq"}. or listed or quoted on an exchange or quotation system that is a •ucccssor to the NYSE, the NYSE American or Nasdaq. "Noli« of Conver,ion" shall have the meaning S<I fonh in See1ion 6!bllil hereof. "Parent En1Uy" of a Person means an entity lhal, di~tly or indirectly. controls the applicable Person and whose common stock or equivalent equity securit)• is quoted or listed on a Tradin& Market. or. if I.here is more than one such Person or Parent Entity, the Person or Parent En1ity wilh the loriest public market capilaliration as of th¢ date or cons.ummatlon of the FundamentaJ Transaccion. "Parlly Stotk" shall have 1hc m..,nin& se1 forlh in Sec1ion 9 hereof. "Person" means an individual. a corpor«tion. a partnership. an association, a limited liability company. an unincorporated business organization. a trust or other <:ntity or organization. and any government -0r po1icical subdivision or any agency or instrumentality lheteof. "Properties" melllls any and all properties and assets (real, personal or mixed. tangible or intangible) owned or usod by the Coll)Oration. "Pun:haser" moans the purchaser oflhc Series A Preferred Stock. "Securities Atf' means lhe Securities Act of 193), as amended, and lhe niles nnd regulations of tho Commission thereunder, an~ in df~t at the tinle. "Stcuritits Purchase Atrc:tmea.t" means that ccrt.ain Se(:urities Purchase AgR<mcnt by and betv.•een the Purchaser, the Corporation and the other signatory lhereto dated as of March 20. 2022 pursuant to which Purchasers ,hall have acquired the 25,000 shares of Serie, A Preferred Stock. "Senior Stock" shall have the meaning sci forth in ~Wion 9 hereof. "Share Delivery Datt" shall have the meanin& SCI fonh in Section 61bl!ij} hereof. "Stated Value" means $1,000.00 per share of Series A Preferred Stock. "Subsidiary" or "Subsldiari"'" of any Person means (i) any corporation wilh respect lo which mooe than SO% of the issued and outstanding: VO(ing equity int<!rc.s1S of $UCh corporation is at the lime directly or indir~Uy owned or <:ontrollcd by $Uch Penon) by such PerSQn and one or more of its other Subsidiaries Qr 1>y one or more of such Person's Olher Subsidiaries. or (ii) any partne~hip or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or cnpital contribution) of more 1han SO% or of which any such Person i, a general partner oc may exercise the powers of a general part nor. "Su«wor 11.ntity" means the Per"°n (or, if so clet!ed by the Majority Holders. the Parenl Entity) formed by, n:,ulling from or surviving any Fundl\menial Transaction or the Person (or, if so elected by the Majority Holder•, the Parenl Entity} with which such Fundamental Transaction shall have been entered into. "Trading Markel" means any of the following n1atk<ts or cxchan&es on which the Common Stock is listed or quoted for trading on the date in question: a National Market, any level of the OTC Markets operot<d by OTC • 4. Markets Group, Inc. or the OTC Bullelin Bo.ird (or eny suc<:csS<>rs U) any of the foregoing). "Voting .!,"tock" of a Persion means capim.1 stock of such Person of the class or classes pursuant to whith &he holders thereof have the gcntrsl voling power 10 elecl. or the general power 10 appoint, at least a majority ofll1c ooard of directors, managers. trustees or oU'lcr similar govcm;ng body of such Ptrson (im:spcctivc of whether or not at the time c,piM stock of any other olass or classes shall have or might have voting power ~y reason of the happ~ing of any con1ingency). "VW AP" means, for purposes of the Common Stoel< as of any period, the dollar volume-weighted average price for such security on the principal National Market or, if not lhcn tradod on a National Marl<tt, any Trading Market on which such s~urity is then traded durin& the period beginning on lhe first day of !he period a1 9:30:0 ! a.m., New York lime, and ending on the last day of 1he p<riod at 4:00:00 p.m .• New York time. as reponed by Bloombe11: throufl), its "Volume at Price" function or. if the foregoing does not apply, <he dollar volume-weigh<ed average price of such se.:urity in 1he over-the,coU/lter market on the olectronic bulletin board for such s~urity during the period beginning on the lir,t day oflhe period at 9:30:01 a.m., New York <ime, and ending on lhe last day oflhe period at 4:00:00 p.m., New Yori< 1ime. as reponed by Bloomberg, or, if no dollar volume-weighted average price is rCS)Oned for such security by Bloomberg for such hours, the average of the highes< Closing Bid Price and lhc low<St closing ask price of any of the market makers for such scourity es rep<>rted in lhe "pink sheelS" by OTC Markets Group Inc. (fommly Pink SheelS LLC). lfthc VW AP cannot be calculated for such security on such date on any oflh• fortgoing bases. the VWAP of such security on such date,; shall be the (air market value 33 mulually determined by the Corporation and the Purcha,cr. If 1he Corporation and the Purchaser are unable to agJct upon the fair ma,kel value of such s«urity. then such dispute shall be resolved in acoordance wilh the procedures in Section 61m). All such determinarions shall be appropriatoly adjusted for any stock dividend. stock split, reverse stock spli~ stock combinatioJ\, ,~capitalization or otht1 simitlu transaction during such period. Set:tion 3. Dividend$. (a) !;ljvidend Rate. Holders of sh•res of the Series A Preferred Stock arc entitled to receive, when, as and if declared by the Board, out offunds legally available for the payment of dividends, cumulative cash dividends at an annual rate of &.0%, which is equivalent lo 580.00 per annum per share, based on the $2S.000,000.00 liquidation preference (lhc "Dividend Rate"} for as long as any shares Series A Prefencd Stock remain outstanding (the "Tenn"). The Dividend Rate shall nccrue from, and including, the date of original issuance to, but not ineludin&, the Redemp(ion Date, as hereinafte, defined. "Busl nos Day" shall mean sny day, olher than a Saturday or S~nday, that is neither a legal holidoy nor a day on which banking institutions in New York. New York arc authorized or required by law, r<:g.ulati~n or exe(:utive order to close. (b) Diyjdend l'aymenl Date; Dividend Reoord Dare. Dividends on the Series A Preferred Stock shall accrue daily and be cumulative from, and including. lhe date of original issue and shall be payable quarterly on the last day of each calendar quarter (each sueh payment date, a 0 Dividend faymc:nc Date." and each suth quarte-rly period. a ''Dh•idend Period'~); provided that if any Dividend Payment Date is not a Business Day, lhcn the dividend that would otherwise have been payable on thai Dividend Payment Date may be paid on lhc next succeeding l!usiness Day, and no interest, additional dividends or other sums will •ecrue on the amount so payable for the period from and after that Dividend Payment Date to Iha! next suc<:cedins Business Day. The lir.,t dividend on the Series/\ Prefem:d Stock is scheduled ,o be paid on lanua,y 20,202) (in the amount of $20.00 per share) to the persons who are the holders of record of the Series A Preferred Stock at the close of business on the corresponding record date. which will be December 31, 2022. Any dividend payable on the Series A Preferred Stock, inoluding dividends payabk for ••y partial Dividend Period, will be computed on the ba>is of a 360•day year consis<ing of twelve 30, day months. Dividends will be payable to holders ofr«ord es they appear in <he Corporation·s stock records for the Series A l'refomd Stock al lhe closeofbusincsson 1he applicable reoord date, which shall be the last day of the calendar quarter, whether or not a l!usincss Day, in which 1he applicable Divid~d Payment Date falls (each, a "Oivi<ltnd Rtcord Date"). Such quancrly d(vldrnd shall be payable eilhtr in cash, or al the option oflhe Corporation. in additional sham of Common Stock, calculated by dividing the amount of the dividend lhcn payable by the Conversion Price then in effect. (c) Limiting Ooeuments. No dividends on shares of Series A J>rcfcrred Stock shall be authorized by the Board or paid or set apart for payment by the Corporation at any time when the payn,ent thereof would be unlawful under <he law, of the State of Delaware or when the temis and provisions of any agreement of lhe Corporation, including any agreement rcla1ing to the Corporation's indebtedness (the "Lirnitine; Documencs,·). prohibit the authorization. paynlent or setting apan for payment thcreiof or provide that the authorization. payment or setting apart for paym~nt thereof would constitute a breath -s. of the Limitin~ Documents or a default under the Lirniting Documents. or if the authorization, paymC1\l or $eUin& apart for paymen1 shall be restricted or prohibite<I by law, (d) Dividend Accrual. Notwithstanding the foregoing, dividends on the S<:rits A Preferred Stock will accrue regardless o( whether (i) the Corporalion has earnings: (ii) there arc funds legally available for the payment of such dividends: or (iii) such dividends as,: dc<lar<d by lhe Board. No inlc~I. or sum in lieu of interest, will be payable in respect of any dividend payment or payments on <he Series A Prefe1ted Stock which may be in ..,. .. rs. and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumula1ive dividends described above. Any dividend paymen< made on the Series /\ Prefcrrcd Stock shall first be credited against the earlies! accumulated but unpaid dividend due with n:spcet to chose sha?c:s. (e) Djyjdend, on Junior Stock or Parjty Stock. Unless full cumulative dividends on th• Series A Preferred Stock hove been or con1emporanrously are declared and paid or declared and a sum sufficient for the payment thereof is set ~pall for payment for all pas! Dividcnd Period,, no dividends (other than in shares of Common Stock), or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be deolan:d or paid or set aside for payment upon shares of any Junior Stock (as defined in SecJjon 9) or Parity Stock (a• defined in S.e1ion 9) the Corpora1ion may issue. (f) Pro Raia Dividends. When dividends arc not paid in full (or a sum sufficient for such full payment is not so s<t apan) upon the Series A Prefened Stock and 1he shares of any other series of !>referred Stock that the C<,rporalion may issue rankins on paril}' a, to dividends with <he Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other ,cries of Preferred Stock ~king on parity that the Corporation mey issue as lo dividends with the Series A Preferred Stock shall be declared pro rata so thal the amount of dividends declared per share of Series A Preferred Stock and such other series of !'referred Stock <hot the Corpo13tion may issue shall in all cases beer 10 each other !he same ratio that accrued dividends per share on the Series A Prefem:d Stock and such olhtr series of Preferred Stock Iha! the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if such !'referred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of inlercsl. shall be payable in respect of any dividend payment or payments on the Series A Preferrtd Stock which may bo in arrears. (g) PaymtnJ of Accrued and Unpaid Dividends. Holders of Series A Preferred S1ock shall not be entitled to any dividend in <«es. of all accumulated accrued ond unpaid dividends on the Series A Preferred Stock as desctibcd in this Section ,l. Any dividend payment made on the Sories A !>referred Stock shall first be cn:diled against the earliest accumulated accrued and unpaid dividend due with r<:spect to such ,haRS which remains payable at the time of such paymenc. (h) Dividend Otfoult. Whenever dividends on any shares of Series A Preferred S1ock are in 111Tears for two or more Dividend Periods, whether or not consecutive (a "Dividend Default"): (i) the Dividend Rate shall be increased to IO¾pcr annum (equivalent 10 Sl00.00 per annum pershare) (as increased, the "l'enalty Rate"), oommencing on the first doy after 1he Dividend Payment Pate on \\ilieh a Dividend Default occurs and for each subsequent Dividend Payment Date thereafter until such time as the Corporation has paid all accumuloted accrued and unpaid dividends on the Series A Preferred Stock in full, at which time the Dividend Rate shall reve!T lo the rate of 8.00% of the $1,000.00 per share stated liquidation preference per annum (the "Sta1c(I Role"); (ii) on 1he next Dividend Payment Date following the Dividend Payment Dale on which a Dividend Default OC(:\11"$, and continuing until such time M lhe Corporation has paid all accumula1ed accrued and unpaid dh•idend, on the Series A Preferred Stock in full, the Corporation shall pay all dividends on the S.ric:s A Preferred Stock, including all accumulsted accrued and unpaid dividends, on each Dividend Payment Date either in cash or, if nol paid in cash, by issuins to the holders thereof (A) if the Common Stock is then listed on a Na1ional Matket. shares of freely trade able Common Stock with a value equal 10 the amount of dividends being paid, calculated hased on the then current market value of the Common Stock, plus cash in lieu of any fractional share of Common Stock, or (B) iflhe Common Stock is not <hen listed M • National Market, additional shares of Series A l'refttTCd Stock with • value equal to the amount of dividends being paid, caloula1ed boscd on the stated S 1.000.00 liquidation preference per share oflhe Series A Preferred Stock, phis cash in lieu of any frac<ional Series A Preferred Stock; and (iii) to lhe extent 1hat the Corponuion detennincs a shelf registration staten1ent to cover resateSa of Common Stock or Serie$ A P~fcrrcd Stock is te<tllired in connection with the issuante of. or for res.ates of. such Common Stock or Series A Preferred Stock issued as payment of n dividend, the Corporation will use its commer<:ially reasonable effor,s to file and mainiain the effec<ivenen of such a shelf registration slatcmcnt until such lime as all shares of such stock have b= resold !hereunder or such snares arc eligible for «sale pursuant to Rule 144(b)( I) under lhc Securities A<:1 of 1933, as amended. following any Dividend Dofault that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (h), if the Corporation subsequently fails to pay cash dividends on the Series A Profem:d Stock in full for any Dividend Period, such subs,cqucnt failurt .shall conscitute a separate Dividend Default, and the foregoing provisi-ons of thii paragraph (h) shall immediately apply until such subsequent Dividend Default is <u«d as so provided. St(:tion 4. Liquid1rio1:1 Pre(ertnC't'. Upon the voluntary or invoJuntaf')' liquidation, dissolution or winding up of the Corporation's affairs, then, before any distribution or payment shall be made to !he holders of any Common Stock or any other chus or stries of Junior Stock, the Holdeu shall be enlillcd to receive out oflhe Corporation's assets legally available for distribution to stockholder.s, liquidllling distributions in the amount of the liquidation pr<:feren~. or $1,000.00 per $hare. After payment of the full amount of the liquidating distributiMs to whicll they are entitled, the Holders will have no right or claim to any of the Corporation's remaining assets. lo the event that, upon any such \'Oluntary or involwna,y liquidation, dissolution or winding v.p, the Corporation's availab!e ass.c(i an: insufficient to pay the amount of the Hquidating distributions on all ou~tanding $hares of Series A Preferred Stock and the 001Tesponding emounts payable on all Senior Stock and Parity Stock, then after payment of the liquidating distribution on all outstanding Senior Stock, the holders ofthe S<:ries A Preferred Stock and all other such classes or series of Parity Stock shall share ratably in MY su<h disiribution of assets in proponion lo tho full liquidating dislributions to which they would otho,wise be respectively en<itled. The merger or consolidation of the Corporation into or with another c:<>rporatiOr\ which results in the <:)'~han&e of outstanding .shart:s of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate I.hereof (excepr if such merger or consolidation does not result in the tn:nsfe-r of more than SO percent of the voting securilies of 1he Corporation}, or the sale of all or substantially all the assets of<he Company, shall be deemed to be a liquidation, dissolution or windin& up of the Corporation for purposes of this Soction 4. unless the Majority Holders vote otherwise. The amount de,med distributed t<• the Holders of Series A Preferred Stock upon any such merger or consolidation shall be the ctUh or the value of the property, rigllls and/or securities distributed to such holders by the acquiring person, firm or other entity. The ,.,Ju• of such propeny. rishts or other securities shall be determined in good faith by the Board of Dir<ctors of the Company. Section S. (a) Vc,tjng Generally. Each Holder shall be entitled to vote wit~ holders of outstanding shares of Common Stock, voting together as a single class. with respect to any snd all matters presented lo the slOCkholders of the Corporation for their action or consideration (whether at a me<:tin& of stockholders of thi:: Corporalion, by written action of stockholders in lieu of a meeling or otherwise), ex<ept as provided by law or by the f)fOvisions of Section 5(bl and~ below. In any su<h vote, (i) in the c8"' of 1he election of directors, the Series A l'refom:d Stock shall be voted on an "as convened" basis together with the Common Stock, and (ii) in ~11 other cases, the Series A Preferred Stock shall be voted on an "as convened" basis together with 1he Common Stock, subject to the provisions of the NRS. Each hold<r ofou~tanding shares of Series A Preferred Stock shall be entilled to notice of all stocl<holder me,tings (or reques~ for written consent) in accordance with lhe Corporation'$ bylaws. (b) Protec1jye Provisions. Without limiting lhe foregoing, for so long as •t least 25% of the shares of Series A Preferred Stock issued 10 the P\lrohaser remain outstanding, the consent of tho Majority Holders of <he then-out.landing Series A Prefem:d shall be rcqui~ for any action that, among other items: (i) alters or chonges the rights, preference; or privileges of the Series A Profer,ed Stock, (ii) <«ales (by reclassification or othenvise) any new class or series of sharos having righ~. ptefcren.ces or privileges senior to the Series A Prefemd S1ock, (iii) r<:sulls in the redemption or rtpurchase of any shar<-s. of Common Stood:. (other than pursuant to agreements with service providers giving Che Company the right to tepur(:has.e s.hsrcs upon the cessation and/or tcrminalion of services). (iv) rcsulLS in atty Fundamental Transaction or any 01hcr merger. other ~orporate reorganiration. sale of control) or tn)' cransaclion in whkh all <1r substantially all of the assets of the Company ll.re sold) (v) amends. or waives any provision of the Company's. ,\niclcs or Incorporation or Bylaws r('lative to the Series A Preferred Stock, (vi) increa.<es the number of dir<ctors \\ilo may serve on the Company'• Board, (vii) result. in lhe paymont or declaration of any dividend on any shares of Common or Preferred Stock or (viii} enters into any \~nsection that contemplates any of the foregoin,i. Holders shall be entilled to written notice of all stockholdtr meetings or \\Ti non consents (and copies of proxy materials and other information sent to stockholder) wilh respect lo which they would be entitled 10 vote, which notice shall be provided pursuant to the Corporation'$ Bylaws and tho NRS . . 7. (c) Election ofDir«:tors. For so long as the Purchaser shall continue to hold any shan:s of Series A Profcmd Stock issued to it on the Issuance Date, the Purchaser shall be entitlod to elect a number of directors to the Corporation's Board equ,1 to a pe«entage de<enninod by the number of S<ries A Preferred Stock beneficially owned by the Purchaser, detem1ined on "" "as converted" basi,, divided by the sum of the number of shares <•f Common Stock outstanding plus the numbor of Series A Proferred Stock outstanding on an "as converted" basis (the "Series A Dlr,ctors'). Notwith31anding the foregoing, Ille number of Series A Directors ,hall, for as long as any shar0$ of the Series A Prefernd Stock remains issued and outstanding, constilUlc no less than a majority of the members of the Board. For so Jong as the Purchaser shall continue to hold any sham; of Sories A Prefmcd Stock issued 10 it on the Issuance Date. any Series A Dir~tor erected as provided in the pr<Coding sentence may be removed without cause by, and only by, the affirmative vote of the Pureh~r, given either at a special meeting of such stockholders duly called for 1hal l)<ll'J)OSe or pursuant 10 a written consent of the Put<:haser. The holders of record of the shares of Common Stock and of 31\Y other class or scric> of voting stock (including 1he Scties A Preferred S1ock), exclusively and voting together os a single class. shall be entitled to elect the balance of the t01al number of directors of the Corporation. Al any meeting held for the purpose of ele<ting • director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled 10 cle<:I such director shllll constitute a quorum for lhe purpose of eleC1ing such director. f.xcer< as otherwise provided in this SWiOJ) Ste), a vacancy in any directorship filled by the holders of any closs or scrico shall be filled only by vote or written eonscnl in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of ,uch class or series pursuant to this Section 5(c). Section o. Convtnion ofSeriu A p,.rerro4 Stock. (a) Optional Conversion. Each shore of Series A Preferr<d Stock shall beC()mC convertible, at the option of the Holder, commencing on the Issuance Date, into such number of fully paid and non-assessable shan:s of Common Stock determined by dividing the Staled Value of the Series A t>refcrred Stock by the lhen applicable Conver,ion Price. The Conversion Price shall be subjeC110 adju,1ment as provided in Section 6(dl below. (bl Mechanics of Conversion. (i) Before ony Holder of Series A Pref med Stock shall be entitled to convert the some into shares of Common Stock pursuMt 10 Sec1ion 6{al hereof, such Holder shall give wrillen notfoe lo lhe Corporation al il3 principal corporate office of the cltc1ion to conven shares of Series A Preferred Stock, the number of shares of Series A Prefernd S1ock to be converted, the 11umber of shar~s of Series A Preferred Stock owned subsequent to the conversion at issue, l'.lnd lhe narne or names in which lhc cer1ifieate or cenificates for shares of Common Stock are to be is.suc-d (each. a "Notice of Conversion") substantially as set forth on Exhibit A hereto. No ink-original Noli~ of Conversion shall be required, nor shall any medallion guarantee (or 01hcr l)'pe of guarantee or nota.riz:alion) of any Notice of Conversion form be required. The calc:u1ation:S and entries set forth in the Notioc: of Conversion shall control in Che absence of manifest or mathematical error. To effec« conversions of shares of Series A Prefer,ed Stock, a Holder shall nol be required to surrender 1he certificatc(s) representing the shares of Series A Preferred Stock to the Corporation unlc:ss all of the shares of Series A Prdem:d Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Preferred Stock promptly followin& the Conversion Date a1 issue. (ii) Shares of Series A Preferred Stock converted into Common Stock or redeemed in accordance wiU, the terms hereof shall be cmccled and shall not be reissued. The Corporation shall, as soon as practicable ofter delivery of the Notice of Conversion, in 1he case of a conversion pursuant to Section 6(a) hereof. and I\S soon as practicable after delivery of the ccnificate(s) evidencing the Series A Preferred Stock, within three ()) Business Days thereafter (the "Shart l>tliv~ry Date"). issue and deliver or cause to be c:h:-livc"d to such Ho!der 01 Holders. orto the nominee or nominee~ thc~f. a certificate or certificate, representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which such Holder or Holders shall be entitled as aforesaid. Conversion under this Section 6 shall be deemed lo have been made immediately pri-or to the close of business on the date of delivery of 1hc Notic.e-of Conversion, unless a later date- is specified in the Noli~ of Conversion, and the Person or Persons entitled to ~eive the shares of Common Stock issuable upon such conver,ion shall be treated for all purposes as the reccrd holder or holders of such shares of Common Stock as of such date (such date. the "Conversion Dale"). If, in the case of eny ccnversion ofthc Series A Preferred Stock pursuant to lhis ~ §., such shares of Common Stock arc nol delivered 10 or a.s dirc,;tcd by the applicable Holdor by the Share Delivery Date, the Holder shall be entitled to elect by written notice to 1he Corporation al any time on or before its receipt of such shares of Common Stock. to rescind such convc:rsion. in which event the Corporation shall promptly retum to che Holder any original Series A Preferred Stock certificate delivered lo lhe Corpor.uion and the I folder shall promptly return 10 the C<>rporation the shares of Common Stock issued to S\JC:h llolder pursuant to Che r~scinded conversion. The- C<>rporation's obligation to issue and deliver 1ho shares of Common S1ock upon <:<>nversion of Series A Preferred Stock in accor<lance wilh the tenns hereof are absolute and unoondi1ional, irrespective of any action or inaction b)I a Holder to enfo1 .. the same, any waiver or consent with respect to "'Y provision hcroof, the ~overy of nny judgment against any Person or any action 10 enforce the same. or any setoff, countcr(laim. r<:c<-upment, limitation or termination, or any breach or alleged breach by such Holder or any other P<:rson of any obligation 10 tho Corporation or any violation or alleged violation of law by such Holder or any other person. nnd irrespe<tivc of •ny other circun>s13ne< which might otherwise limit such obiigation of the Corpora1ion to such Holder in connection with 1he issuance of such shares of Common Stock. In the event a Holder shall ele<:l to c:onven any or all of the Stated Value of its Seri<S A Preferred Stock, the Corporation may not rduse c:onversion based on any claim that such Holder or anyone ,uotiated or affiliated with such Holder has been engaged in any viotation off aw, l'.IQrecmentor for any other reason. unless an injunction fiom a oourt. on l'\Otice to Holder. re-straining af\d/or enjoining conversion of all or part ofthi: Series A Prcfcmd Stock of' such Holder shall have been sought ond obtained, and the Corpon>lion posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Series A Preferred Stock which is subject to the injunction, which bond shall remoin in effect until the completion ofamittation/litigalion of the underlying dispute and the proce<ds of which shall be payable 10 such tlolder to 1he extent it oblains judgment. In the absence of such injunction. the Corporation shall issue shares of Common Stock and, if applicable, cash, upon a properly noticed oonversion. If the Corporation fails lo deliver lo a Holder such shares of Common Stock pursuant to this Section 6 by the Share Delivc,y Date applicable to such oonversion, the Corpon>tion shall pay to such Holder, in wh. as liquida1ed damages Md not as• penalty, for each SS,000 ofSwted Val~• of Series A Preferred Stock being convened. $SO per Business Day (increasing to SIOO per Business Day on the third Business Day and increasing to $200 per Business Day on the sixth Business Day aRer such damages begin to accrue) for each Business Day at\er the Share Delivery Dale until such Shares of Common Stock are delivtrcd or Holder r<>Seinds such conversion. No1hing heroin shall limit a Holder's right 10 pursue actual damages forche Corporation's failure: to deliver shares of Common Stock within the period specified herein and such I folder shall have the right to pursue oil remedies available lo ii hereunder, at law or in e4uiry inc1uding. without limitation. a dec:rc:e of :Sp<:cifit perfonnancc and/or injunctive rtUef. The exercise of any such rights shall not prohibit• Holder from s«kins 10 enforce damages pursuant lo ••Yother Section hereof or under opp Ii coble law. (t) Fractional Shares; Computation Ortificates- (i) No fractional shares shall be issued upon conversion of the Series /\ Preferred Stock into shares of Common S1ock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share for any share:, in excess of one-half (l/2), (ii) Upon the occurTcnce of each adjustment of the Conversion Price of Series A Prefmed Stock pursuant to this Section 6 the Corporation. at its ex.pcnsc, shall promptly compute S\l(h adjwtment in ac:cordanec wilh the tcnns het'eof ond prepare and furnish to each Holder of Series A Preferred Stock a statement, signed by its independent certified public accounlMIS, setting forth such adjustment and showin& in reasonable de1ail the facts upon which such adjustment is based. Th• Corporation shall. upon the wrinen request at any time of any Holder of Series A J>referrcd Stock. furnish or cause to be furnished to such Holder a likt certific.ue setting fonh (A) such adjustment, (B) the Conversion Price for such Series A Preferred Stock at the time in effect, and (C) the numb et of shara of Common Stock and the amount. if any, of other property which at tht time would be received upon the conversion of a share of such Series A Preferred Stock. (d) Adiu,1mentsoftb5;Conversion P1ie<:. The Conver,ion Price o(lhe Series A Preferred Stock shall be subject to adjustment from time to time as follows: (i) Adjustm(:n~ for Rec:apita1iz.aticm. Ire.tan)' time or from time to time U'lere shall be a rccar,itolization of th<: Comrnon Stoc\: (other than a subdivision, combination or mt:rger or safe of assets transaction pt-0vided for c:lse,vhere in this Section 6), provision shall be made so that the Holders sholl thereafter be entitled lo receive upon conversion of the Series A PreferTed Stock 1he number of shares of stock or other securities or property of th• Corporation or otherwise. co which a holder of Common Stock dcliven>ble upon oonvcrsion would have be<n entitled on such rccapitaliation. In any such case. appropriate adjustment shall be made in the application of !he provisions of this Scetjon 6 with respecl lo the rights of the Holders after the recapitalization to the end that the pr-0visionsof1hi$ S:<ction 6 (including, ,vithout limitation. provisions for adjt.1:Stments of the:: Conversion Price and the nunlber of shares: of Common Stock issuable upon oonversi<in of the Series A Preferred Stock) shall be applicable after that event •s nearly equivalent as may be practicable. (ii) Adjy§Jment for S1ock SnJjts and Combinatjons If the Corporation shall at any time or from time to time after the Effeetive Date effect a s\lbdivision of the oul:Standing Common Stoek. the Conversion Price in effect immc:diatcl)' • 9. before \hat subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of eseh share of such series shall be increased in proportion to such increase in the aggregate nun1bcr of shares of Common Stock ouistanding. If the Corporation shall al any time or from time to time afl<r tho Efftetivc Dal• combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that tho number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion 10 such decrease in the aggregate number of shares of Common Stock outslanding. Any adjustment under this subsection shall become cff«:tivc at the close of business on the date llte subdivision or combina1ion b-ecomes effective. (iii) Adiuslments for Distribution. In addition to any adjustments pursuant to Scstion 6(d} hereof. in the esent the Corporation shall declare a distribution payable in Common Stock. Common Stock Equivalents or other se<urilies of the Corporation, any Subsidiary or any other Persons. evidences of indebtedness issued by the Corporation, any Subsidiary or olh<r Persons. assets (or rights to acquire assets), or options, rights or other property not referred to in Section Mel h<rcof to the holders of Common Stock, in each case whether by way of return of capital or otlt<rwisc (including, without limitation, any distribution of cash. stock or other s.ecurilics, propc-11)' or -Option$ b)· way of a dividend, spin off, reclassification, corporate rearrangement, scheme of a.rnngcrncnt or other similar ttansaction) (each, a "Distribu.tion .. ). thc-n, in each .such case for 1he purpose of this Scstjon 6/dl. llte Holders shall be entitled to a propo,1ionate share of any such Distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of $¢ties A Preferred Stock are convertible a, oflhe record date fixed forthe determination oflhe holders of Common Stock of the Corporation ontitled 10 rtt:tive $UCh Distribution. (iv) AdiuStffltol for Reorganization or Rcclas.sificatiOD· If any capital reorganization or rc:dassification of lhe capital stock of the Corporation or a Change of Control Even~ shall be effected while any shares of Series A Prcfem:d Stock ore outstanding in such a manner that holders of shares of Common Stock shall be entitled to r«eive stock, securities or assets with ~pi:ct to or in exchange for Common Stock, then. as a condition of such «:organization, reclassification. or Change ofContr0I Event. lawful and adequate provision shall b• made whereby each Holder who has not received the amounis to be dislributcd to such holder in accord•ncc with this Cenifica1e shall thcccaft<r have lhe right to receive upon the basis and upon \he terms and conditions specified herein and in lieu of the shares ofCon,mon Stock immtdialcly theretofore receivable upon conversion of Series A Preferred Stoel,:, S\lCh shBltS of stock. s.ccuriti<:s or assets as me.y be issued or payable with respect to or in exchange for a number of outstanding sharts of such Common Stock equal to the number of shores of such Common Stock immediately theretofore so n:ccivable had such reorganization, reclassification or Change of Control Event not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisiQns hereof (including, without lintitation, pro\•isions for adj\lStments of 1he Conversion Prlee. Corwersion Rate and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock) sholl thcreafler be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets tht1"C1:1fter deliverable upon the conversion of such shar("S of Series A Preferred Stock. Prior to or simuhanrously with lhe cons.ummation of any such reorgani?.alion. n:classilication or Change of Conlrol Event, the survivor or sue«ssor COIJ)oration (if other 1han lhc Corporation) resulling from such reorganization. reclassification or Change of Control Event sha1l assume by written instrument cx«:utcd and mailed or delivered to c,ach Holder, 1hc obJigation to deliver to such Holders such shares of stock. scc:uriti~ or assets as. in accordance wilh the foregoing provisions. such Holder may be en1icled to receive. and containing the express assumption by S\ICh successor corporation of the due and punctual performanoc and obscMlnce of every provision of lhis CC'1iticate to be performed and observed by the Corpo,ation and of all liabilities and obligations of the Corporation hereunder with r<specl 10 the Series A Preferred Stock. (v) Subsequent Bguity Salst, If. at any time whik: :i;hares of Series A Preferred Stock sre outstanding, the Co'l'oration or any s•bsidiary, as applicable, sells or grents any option to purchase or sells or grants any right to reprice outs1anding securities, or otherwise disposes of or jssues (or announces any sa1e, grant or any option to purchase or other disposition), any Common Stock or any Common Stock Equivolent, entitling any Pe~on to acquire shares of Common Stock at an effcetive price per share that is tower than the 1hen Conv«sion Price (such lower prite, che "Base Conversion Price" and such issuances. collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivaltnts so iss.ued sheU at any time, whether by opi:ration of purchase price adju>tme:nts, reset provisions. Ooating. conversion. cx<:rt:isc or exchange prices or 01herwise, or due to warrantsc. options or righ1s pc:r share which are issued in connc,ction with such issuance. be entitled to receive sha~s -Of Common Stock at an cffce:1ive price per share that is Jowtr than. the Conversion Price, such issuance shall be deemed to have occuned for less th"" the Conv<rsion Pri~e on such date of the Dilutive Issuance), thon tho Conve~ion !"rice shall be reduced to equal the Base Conve~ion Price. Such adjustment shall be mode whenever such Common Stock or Common Stoek Equivalents ere issued. The COfJ)Oration shall notify the Holder i~ writing. no later than the Business Day following the i,1uance of any Common Stock or Common Stock Equivalents subject to chis Secti~n 6 indicating thetein 1he applicable issuance- price, or applicable r<:sct prlcc, exchange price, convcr.;ion price and other pneln& te-rms (such notice, Che "Dllutiv~ Jssuan~ Notic~"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Noti~ upon llte occurrtnceof any Dilutive Issuance. the Holder is entitled to ~eive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive lssuane<:. ccgardlc:ss of whether the Ho!der accurately rcfcn to the Base Conversion Price in the Notice of Conversion. (e) Ceniflcate as to Adiustm,cnJs. Upcn the OCWtrfflce of each adjustment or readju,tment of the Conv~r,ion Price pursuMt lo this Section 6. the Coll)Oration at ils expense shall, IIS promptly as r<asonably practicable bur in any event not later than five (S) days tberc:after. oompute such adjustment or readjustmenl in a«:ordancc with lhe t<nns htm>f and r"mish 10 each Holder a cenificate setting forth such adjustment or rta.djust.ment (including the kind and amount of secu?itics. cash or other property into which lhe Strics A Preferred Slock is convenible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corpora lion shall, as promptly as reasonably practicable after the written ~uest at any time of any Holder (but in any event not later than five (S) days th<r<:after). fomish or cause to be furnished to such holder a oei1ilkate setting fonh (i)the Conversion Price thtn in effec~ and (ii) the number of shares of Common Stock and the amoun~ if any, of other s«:\lritics, cash or propeny which then would be received upon che conversion of Series A Preferred Stock. (f) Limitations 9n Conversions. Notwilhf>landing anything to the contrary contained hc~in, commencing on the Regislralion Dare and subject to lhe provisions of this Sec,ion6(1), sllares of Series A Preferred Stock shall not be convertible by the Holdor htreofinto Conversion Shares, and the Corporation shloll not effect any conversion ofsharcs of Series A Prefen-ed Stock into ConveNion Shares or o1hcnvis.c issue 811)' shares of Common Stock pursuant hereto. to the eJi.1ent (but only to the extent) that after giving eff~t to such Conversion or other share issuance hereunder the Holder (together with i1s Affiliates) would beneficially own in c.,cess of 4.99% (the "MHiroum Perc.nlaee"} of the Common Stock. To the extent lhe above limitation applies, the dctennina<ion of whether sham of Series A Preferred Stock shall be <<>nvertible (vis-~•vis other convertible. exercisable or cx<lumgeablc securities owned by the Holder or ••y of iis Affiliates) and of which such s~urities shall be conver1ible, exercisable or exchangeable (as among all such se<:urities owned by the Holder and its Affiliates) shall, subjeet to such Maximum ftf'C(:nta&e limitation. be determined on the basis of the first submission for t-0nversion or exercise (as Ute cas.c may be). Under no circumstances can 1he Maximum Percentage limitation be amended on less than 61 day~· n<ltice. if, as a result of such amendm<:nt, the Maxin1um Percentage is amc-nded to be above 9.9%,. No prior inability to conven sharci of Sorics A Preferred Stock. or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the ~pplicability of the provisions of this paragtaph with respect to any subsequent determination of oonvertibility. For pul))OSCS of !his paragraph, assuming !hat the Registration O.tc has occun-ed. beneficial ownership and all detenninations and calculation, (including, without limitation, with rt$pect to calculation:s of percenlage ownership) shall be detcnnined in accordance wilh Se<:tion I 3(d) of the llxchange Acl, and the niles and regulalions promuls-1ed thereunder. The provisions of this paragraph :shaH be implemented in a manner otherv.•ise than in strict conformity with the terms of1his paragraph to CCN'ect lhis para&ral)h (or any portion hmol) which may be defective or inconsistent with 1he intended Ma.,imum Percentage bcneficial ov.'llership limil.Ation herein conteinc:d or to make changes. or supplements ne(essary or desirable to property give cftect to such Mtuc:imum Percentage limitacion, for any rc:ason attn)' lime until the sham o( Setie$ A Preferred Stock hai been converted. upon the written or oral request of a Holder. the Coll)Oration shall within one (I) Business Day confinn orally 111\d in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion. exchange or cxen;ise of conven;bJe or cxc:reis.bte securities into Common Stock. including. without limitation. shares of S<:ries A Preferred Stock. In addition. under no c:ircumst.anee-s whatsoever may the aggregate number of shar<"S of Common Stock issued to the Holder in connection with the conversion ofthc Shares or exucisc: of the Warrant (as defined in lhe Agr«ment) at MY time cx«cd 19.9% of the total number of shares of Common Stuck outstanding or of the voting power of1he Common Stock (the "Con,•enion Muimum") as of the date of tho A~ement unless lhc Corporation has oblalned Shareholder Approval and thcreaf\er Exchange Approval, each as applicable. (f} Good Fajth Assistance. The Corpora1ion will not, by amendment of its Anicles oflncoll)Oration or Bylaws or through any reorganization, nc.apitaliz.ation. transfer of assets, consolidation, mcrx.er, disso1ution. issue or sale of securities or any 01her voluntary action. avoid or seek to avoid the obs.en•anc¢ or performance of any of the terms to be observed or performed hereunder by lhc Co!Jl()ration, but will at all times in good failh assist in the carrying out ofall the provisions of 1his ~ection 6 and in the taking of all such action AS may be necessary or appropriate in order to protect O\e conversion rights of the Holders against impairment. (g) Notice of Record l'aking. In the event of any taking by the Corporation of a record of the Holders of any cla» of sccuri1ies for the purpose of determining the Holders thereof who art entitled to receive any dividend (other than a • I I • t:ash dividend) or other distributtOn. any right to subscribe for, purchase or otherwise acquire any sharn of stock of any class or any 01her securities or property, or to rc<:eive any other right, the CoJl)Oration shall mail to each Holder, ot le.osi ten (10) days priQr tQ the date specified therein, a notice specifying the date on which any such rc<:ord is tQ be taken for the purpose of such dividend, distribution or right, and the amount and ehatacter of such dividend, distribution or right. (h) Reservation of Sh;w;s. The Corporation shall at all times reserve and keep available out ofilS authori~d but unissued $hares of Common Stock, solely for lhe purp<>se of eff~tini; the conversion of 1he shares of the Series A Preferred Stock. )00% of the number of shares of Common Sloe!< ns shall &on, time to time be sufficient to effect lhe convmion of all outstanding shares of S<tics A Preferred Stock (lhe "Require~ Rfflrvt Ainoual''); and if at any time the number of authorized but unissued shares of Common Stock sllall not be sufficient to enable the Corporation lo salisfy its Qbligation to have available for issuance upon oonversion of the Series A Pr<fem:d Stock at least a number of shares of Common Stock equal lo lhc Required Re.serve Amouni. th OJ>, in addition to such olher remedies as shall be available to the Holder, the Corpot'tltion will immediately take all such corporate action as may. in the opinion of its counsel. be necessary to increase its authorized but unissucd shares of Common Stock 10 such number of shares as shall be sufficient for such purpos,s, includins, with<>ut limitation, using its best efforts to ob!llin the requisite stockholder appro11111 of any necessary amendment to these provisions as SQon as pOS$ible. (i) Payment ofTaxes. The Corporation shall pay all documenta,y, stamp or other transaetional taxes (exclusive of inoome taxes) attributable to th¢ issuance or delivery of shar<s of •~ital stock of the Corporation upon oonvmion of any shares of Seri~ A Prefe1Ted Stock; provided. ho,yeve,. that the Corporation shall not be required to pay any taxes which may be payable in respcet of any lt'tlnsfer involved in the issuance or delivery of any cenificate for such shares in a name other than that ofthc holder of lhe shares of Series A Preferred Stock in respect of which such shar¢S •re being issued. (j) ~tatus of Sharos. AU shares of Common Stock that may be issued in connection with lhe conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable and free from all taxes, liens or charges with respect thereto. (k) Notice. Any notice r,quired by the provisions of this Section 6 to bo given to 1he Holders of sharos of Series A Preferred Stock shnll be deemed given upoo hand delivery, one ( I) Business Day after the notice is sent by overnight courier or three (3) Business Days atler the notice is deposited in the United States mail, postage prepaid, and addromd to each holder of record at his address appe-aring on !he stock books of the Corporation. The Corporation shall provide each Holder with prompt wrinen notice of all sc:cions. l.3.ken pursuant to the- tenns of this Cc:rtificitc. ineluding in reasonable detail a description of such action and the roason therefor. Without limiting the generality of the forcgoins, the Corporation shall give written notice to each Holder (i) promptly following any adjustment of th• Conversion Price, setting forth in reasonable detail, and ocrtifying, the calculation of such adjusin,ent and (ii) at least ten (10) day, prior to the date on which the C<,rporation closes its books or takes a record (A) with respect to any dividend or Distribution upon the Common Stock. (B) with respect to any grant, issuances, or sales of any Common Slock, Common Stock Equivalents, assets or other property to all holders of shues of Common Stock as~ class or (C) for dcterminin& rights to vote wilh respect to any matter on which the holders of Common Stock shall have the right to vote. (I) CanceUation of Series A Pufcrred Stock. In the event any shares of Series A Prcf•rrcd Stock shall be convened pursuant to this Section 6 or othervl'ise reacquired by the- Corporation. the shares so convened or reacquired shaU be canceled and may not be reissued. The Anicles of lncofl'oration of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock. {m) Conversion Qi$putes. In the case of any dispute wich «:f>pcct to a eonvers.ion. 1he CorporMion sha11 promptly issue such number of shares of Common Stock in accordance with s,,bpara_graph (c) above as art not disputed. If such dispute involves 1he calculation of lhe Conversion Priee. and such dispute is n<>t pronlptly resolved by discussion between the relevant Ho!dcr and the Corporation, the Corporation shall submit the disputed nleula!ions to .a.n independent outside aocountant vja fncsiniile within ten (I 0) Business Days of receipt of notice of such dispute. The aocounlant. at the Corporation's sole expense, shall promptly audit the calculations and notify rhe Corporalion and the holder of the results no later rhan ten (10) Businc>s Days: from the date it receives the disputed calculations. The e.ccountan1's <:akulation shall be deemed c,onclusive. absent manifest error. 'Ille CoJ'J)O~tion shall then is.sue Che appropriate number of shares of Common Stock in aocordanct with subparagr~h (c) above. If the accountant determines tho Cotparation's calculations are correct, the holder shall reimburse the CorporatiOt\ for the accountant's expense. Section 7. Red,mption. • I 2 • (a) R<demption at Option of Holder. The Holders thereof may deliver written notice to the Corporation (the "Notice ot Redtmption") rC(Juesting tha1 the Corporation redeem, in \\ilole or in pa,,, such Holder's Series A Preferred Stock at any time commencing on 1he first annivers.ry oflhe Issuance Date. Upon receipt oflhe Noliceo!Re,kmption, the Series A Preferred Stock mu,t be redeemed and repurchased by the Corporation for eash at a redemption price of $1,000.00 per share of Series A Prcfcrrtd Stock, plus any aocumulated and unpaid dividends thereon to, but not including, the date of the Notioe of Redemption (lhe "Red,mption Price"). (bl Redemption Procedures. (i) After the Corporation's te<:eipt of the Notice of Redemption, ii shall promptly notify such re([Ues!ing holder of Series A Preferred Stock !hat all or• portion oflhe Series A Preferred Stock will be redeemed on the date lhat is IS days following receipt of the No1ice of Redemption (such date, the "Re<lcmption Date"). On the Redemption O.te and in accordance with this Section 7. the Co'l"'ration will, to the eKtent it may lawfully do so. in connection with the surrender by such holders of the certificates representing such $hares, redeem the sharts specified in such request by paying in cash therefor a sum per share equal to lhe Redemption Price. (ii) On or before the Rcdemp1ion Date, each Hold<r of shares of Series A Preferred Stock shall SUtTender the certificate or certificate$ representing such shares to the Co1J>Oration, duly endorsed. in the msnner and at tht place designated in the nolice of redemption, and, upOII the Redemption Date, the Redeniption Price for $UCh shares shall be payable by wire lnlnsfer of immedialely •vailable funds to an a«ount d~ignated in \\Tiling by the person whose name app<0rs on such c<rtificate, and ,ueh certificate shall be cancelled and relired. In the event th.i less Chan all of the shares of Series A Preferred Stock represented by a cenificatc are r<:deemed. a new certificate represent;ng the: 1.mredeemed share, of Scrks A Prdetred Stock shall be issued forthwith. (iii) Notice of redemption having been given as provided in SeCjion 7fal above, upon surrender to the Corporalion of any certificates for such shares for cancellation (or delivery to the Corporation by the registered holder of an affidavit a& to lhe loss, theft, dcstru.ction or mutilation of sueh certificatei), unl<:ss the Corporation dcfa.uHs in the payment in full of the applicable Redemption Price, from and after Ille Redemption Date designaled in the notice of redemption (i) 1he shares represented thereby shall no longer be deemed oumanding, (ii) the ri&hts to receive dividends thereon shall cease 10 ace,ue and (iii) all ri&hts of the holders of sharesofSeri<S A Prderred Stock to be rcdemed shall cease and terminat<, excepting only the right to receive the Redemption Price therefor. (iv) If the Corporation is legally unable or unable, without causing a default under any of the notes, bonds, debentures, indentures. credit or loan agreements., or any other agreement) document or instrument pcrtainin& to ony indebtcdn<:ss related. to borrowed money to which tht C-01'J)Oration is a party or to which its aS,<Sc,s are subject, to dischargt- its obligation to redeem all outstanding shares of the Series A Preferred Stock pursuant to Section 6<a) on the Redemption Date, such redemption obligation shall be dischargoo as soon as the C<>rporation is able to discharge such redemption obligalion. If the Corporation foils to discharge its obligation to redeem all sharesof1he Series A Preferred Stock requested to be redeemed pursuant to Sectjoo 6(a) on the Redemp1ion O.tc, the share$ of Series A Preferred Stock not re<leemed shall remain outstanding ond entitled to all the ri!;.hts and preferences provided herein, including the a«rual and payment of dividends. If and so long as the redemption oblig~tion with respect 10 Che Series A Preferr•d Stock shall not be fully discharged, 1he Co'l'oration shall not declare or make any dividend or other distribution or, dirccOy or ir1diteedy. redeem, purchase.. or othcnvist acquire for any consideration any other series or class or classes of stock or discharge any mandatory or optfonal redemption, sinking fund or 01hu similar obligalion in respect of any such securities. Section$. Status of Acquir,d Shares. All shares of Series A Preferred Stock redeemed by the Corporation in accordance will, S<:c,fon 7 hereof, or othi:nYise acquir<:d by the Corporation, shall be restored to the status of authoriv:d but unissucd snares of undcsignated Preferred Srock of the Co'l'oration. Section 9. Rankine. The Series A Prefen-ed Stock will r«nk: (i) senior to all of lhe Corporation's Common Stock and any other equily securities 1hat th• Corporation may issue in the future, the tenns of which specifically provide that sueh equity securities: rank junior to the Series A Prefened Stock, in e-adi case with respect to payment or amounts upon liquidation, dissolution or winding up (''Junl~r Stork"); (ii) equal to any shares of equity securities chat the Corporation moy issue in the future:, the tenns of which specifically provide that suc::h tquity securities ~nk on par with such Se-ries A f'>refcned Stock. ;n each case with ~spect to payment of o.n\ounts upon liquidation, di$S01ution or windini up. Without th<: prior v.iritten consent of the Majority Holders, the Co'l"'ration shall not create or issue any class or series of capital stock specifically ranking, • 13. by its terms. P"ri pus,-u wilh, lhe Series A Prefem:d Stock ("Pa,i1y Stock"); and (iii) juniorto all of 1he Corpora lion's exis1ing and future indebtedness. Wi1hou1 prior written conscnl ofll\c Majority Holders, the Corponition shall ool create or i5'11C eny class or series of capi!al stock specifically ranking, by its <enns, senior to the Series A Prefencd Stock (collectively, "Senior Stock"), as to dis,ribution of assets upon liquidation, dis.solution or winding up of the Col'J)Or.iion. whelllcr voluntary or invo)unlary, Section 10. Rights Upon Fundamental Tran1actlon1. The Co'l)Qration shall not enter into or be pany 10 a fundamental Transaction unless: (i) lhe Su~essor Entity assumes in writing all of the obligation• of the Corponition under this Cmificuc in accordance with the provisions of 1his Section 10 pu~uant to wrincn agreem¢nts in form a.nd substance s.iisfactory to the Majority Holders and approved by the Majority Holders prior to such FundAmcntal Transaction. including agreements 10 deliver to each Holder of S.rics A Preferred Stock in exchange for such shares of Series A Pn:ftrml Stock a security oflhe Successor Entity evidence<! by a written instrument subs!antially similar in form ond substance to this Cenificate, including, withou1 limitation, having a stated value c,qual 10 the stated value and dividend rate of the S.ric, A Preferred Stock held by the Holdeu and having similar ninking to <he Series A Preferred Stock, and r<:aoonably sa1isfactory to the Majority Holders and (ii) the Successor Entity (including its Parent Entity) is • publicly traded OOll)Oration whoso shan:s of common stock are quoted on or listed for tradin& on a Trading Market. Upon the occurrence of any Funda.mon!al Tnmsaction, the Suo«ssor Entily shall succeed to, and be sub,tituttd for (so th.i from and after the date of such Fund,mental Transaction, the provisions of this CCT1iftcatc referring to die "Coll)Oration" shall refer instead lo the Successor Entity), and may cxcrciso every right Md power of the Corporation and shall assume all of the obligations of the Corporation under 1his Certificate with lht ,au,,e effect a, if such Su~essor Entity had been named as lhc Corporation herein and therein. In addition lo lhe foregoing, upon consumnwion of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion of the S.rics A Preferred $1ock al any time after the oonsumma1ion of such Fundamental Transaclion, in lieu oflhe shar~ of Common Stock (or other securilics. cash, assm or other property (exeepl such i1ems still issuable under Stttion 6 which shall continue to be receivable thereafter)) issuable upon the conversion of the Series A Prefem:<I S1ock prior to such Fundomental Transoction. such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent En1ily) that each Holder would have been en1illed to receive upon the happening of such fundamental TransRction had all the shan,s of Seri~ A Preferred S1ock held by each Hold~ been oonvertod immedialely prior to s\lch f'undamtntal Transaction (without regard to any limit.ations on che conversion of the Serie-s A Pre-fened Stoc:k eonteined in this Ccnificate). as adjusted in accordance with the pro\'isions of this Cef1ificate, The provisions of this~ lQ_shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the: conversion of the $(:fies A Preferred Stock. St<tion I I. N~•clve Covenants. For so long as the Purchaser shall continue to hold II leasl ten p<recnt ( 10%) of the shares of Series A Preferrc.d Stock issued 10 it on the Issuance Dale, willtoul the affirmativo consent or approval of tho Majority Holders of lhe shacc.s of Series A Preferred Stock lhen outstanding, the Corporation shall not, wheth<r dirt<lly or indir.clly, by amendment, me,ger, consolidation or olhcnvise, and shall not pennit any Subsidiary. to: (a) issue any additional shares of Series A !'referred Stock issued on the Issuance Date other than dividends payable, if any, to Ute Holders oflhe Series A Preferred S1ock; (b) take any aclion to authorize, create or issue any class or series of prefet1ed stock, whdher or not ranking junior, pari p4$$U or senior to the S<:ri<:s A Preferred Stock~ (c) se1 aside assets for a sinkint or other similar fund for the purchase. redemption, or retirtment of, or redeem, purchase, retire, orothc-t"\vise acquire any iha1'<S of the Common Stock or of a11y other capil&1 stock of the Corpota.tion, whether now or hereafter outstanding; except (or ,he ropurchase from employees of the Coll)Oration, pursuant to the provisions of the Corporation's stock option p!an, upon sueh emp!oyecs' tcnninatton of employment with the Corporation. of shares of Common Stoc:k issued pursuant 10 s,ock option cxc~iscs by or underlying stock option grants to such c:mplO)•Ces pursuant to 1hc tcnns of stock option ogreemcnts bc:tw<:e-n the Corporation and such empto)'eci; (d) make or decla,e, directly or indirecdy, any dividend (in cash, stock, rclum of capitol, or any other fonn of assels) on. or make any other payment or distribution on account of Common Stock or of any 01her ~rital stock of 1hc Corporation ranking junior to the Series A PreferTed Stock as 10 the payment of dividends or 1he distribution of assets upon Jiquid1uion. dissolution or winding up, whe1hcr now or hereafter oul3tanding; • 14 • (e-) take an)' ac«ion to amend, modify. alter or repeat any provision of its Articks of lncotpof't'llion or B)'laws which would have an adver,c cffeot on the Series A Prefmed Stock 1aken as a whole: (f) lake any action to alter the number of members of the Board, or designate classes of directors other than AS required by the federal securities laws or the rules of any registered national securities exchange applicable to the Corporation; (8) dfect or pennit, or offer or agr« to effect or pennit, a liquidation or Change of Control Event with respect to the Corporation or any subsidiary; (h) reclassify the shares of Common Stock or any other sharc, or any class or series of capital stock hereafter crcatcdjuniorto the Series A Preferred Stock into shares of any dass or series of <:apital stock (A) ranking, either a, to payment of dividends, distribution of assets or redemptions, senior to or pari passu with the Series A Preferred Stock, or (8) which in MY manner adversely affects the Holders of Series A Preferred Stock; (i) discontinue lhe businesses in which it or any subsidiary is engagcd as of the date of the Issuance Date, or engage, or pcnnit any subsidiary to engage, in any business other than the businesses in which it is engaged as of the Issuant< Date or any businesses or aci'ivitlcs substantially similar or related thereto or ancillary to the operation thereof, it being understood and agreed that for the purposes of this Section 11 (c). the Coll)oration shall engage in the busineu conducted by TumOnGrecn, Inc.; (j) invest in, purchase or acquire. directly or indircccly. in one or a series ofn:latc<I rransactions, any assets or capital stock of any Person, wherein 1he aggn,gate purchase price or other considcralion payable for such assets or capital stock shall cxoced $100,000 in any one transaction or $250,000, in the agtrtgate; (k) except for im1ances of stock option, to key employees. directors or consullMts, issue any shares of Common Stock of the Corporation or other s«uritiu oonvertible into or exercisable or eKchangeable for sha1'C"S of Common Stock of the Corporation; (l) Rc:d«m or repurchase any shan:s of Common Stock other than purswmt to agreements with scrvkc ptovidcrs giving the Corpora.lion the right to r<:purchase shares of Common Stock upon the oessation or termination of services. (m) except in connection with indebtedness existing as at the date of chis Cenificatc, incur indebtedness for borrowed money, purchase money indebtedness or lease obligations that would be required to be capitalized on a balanc,: sheet prepared in accordance with OAAP, or guarani)' the obligations of any other Person, in an aggregate amount at •ny time outstanding in e•cessof$SO,OOO in any individual transaction or $100.000 in the aggregate; (n) pennit Liens to exlst on its asscu and properties, 01h<:r than Liens outstanding at thi:: dale hereof. secure indebtedness of the Corporation or •ny of its Subsidiaries, in an aggregate amount at any lime oucstanding in excess ofSS0,000 in any individual transaction or $100,000 in the aggregate: (o) enter into or pennit any Subsidiary to enter into any ua.nsaction with any of che Corpora1ion•s officers, directors or employees or any Person din:elly or indirectly conlrollcd by or under comn,on control with the Corporation or any of its omoers. directors or employees (a "Rdattd Party") including, without limitation, any transaction for the purchase, sale or exchange of properly or the rendering of any service to or by any Related Party, except for transactions entered into in the ordinary ccurse with cmployees (excluding the Principal Stockholders or their Affiliates) that are approved by the Board including the unanin1ou, approval of the independent mcmbcrs thereof: (p) sell, lease, transferor dispose of any ofits Properties (other than sales nf products to c1.1Stomers in the ordinary course), waive- or release any rights of material value. or ta nee 1. e()mp,romisc, release or as.sign any indebtedness owed to it or any elaiins held by it; (q) enter into any transaetlan whh any director. oflioer, stod;holdcr or Alliliate of the Corpora1ion or with any Affiliate of any director, officer, stockh('f\ler or Afliliatc oflh<: Col'J)Ore.tion, except as contemplated by chis Certificate-~ - 15- (r) incrc-asc- in any manner the compensation or fringe benefils of any of its directors, offic«s. emp)oyees. including any increase of pension or retirement allowance, life insurance premiwns or 01her benefit payments IQ ""Y sucl! directors, offic<:rs or employees, or commit i1self to any employment agrccm<:nt or cmploymc-nt amngcmcnt with or for the ben<:fil of any officer, except as contemplated by this Certificate; (s) merge or consolidate with, or purch8.Se a subs:t.antta\ portion of the assets of, or by any other mannc-r acquire or combine with any business or any corporation, partner.ship, limited liability oompany. association or olher bwincss of8tniz:ation or division thereof oc oihenvise acquire or agree to acquire any assets which are material to the Corporation, its business. financial condition or tesults of operations; or (I) enter into an agreement to do any of the things desc,ibi:d in clauses (a) through (s) of this Section 11. Section 12. Information Right,. During any period in which (i) the Corporation is not subject to Section 13 or l 5(d) oflhc llxchan&e Act and (ii) at least twenty-five ()(rcent (25%} of the slulrts of Series A Preferred Srock issued to BitNilc on the Issuance Date mnain outstanding, the Corporation shall use its bK! efforts lo {a) transmit by mail to all the Holders who at that time c,wn more than 20% of the issued and outstanding sha,es of Series A Preferred Stock. as their names and addross._. appear in the Corporation's r<00rd books and withoul cost to such Holders, copies of the annu,l reports and quarterly repons that the Corp<>ttllion would have been required to file with the Commission pursuant to Section l 3 or l S(d) of the Bxchllnl;e Act i(the Corporation was subject to such sections (oth<r lhan any exhibits that would have been required) 811d (b) promptly upon written re(luest. supply copies of such repons to any prospe<:tive holder of Series A Prcfom:d Stock: prgvjded the! the requirements of this StctiQQ 12 shall terminate on the six (6) monlh anniversary of the date <m which the Corporation's 03mmon Stock tx:oomes subject to Smion l2(b} or 12(g) of the E,change Act. The Corporaiion shall mail the reports to the Holders wilhin JO doys after the rcsp~tive dates by which the Corpor81ion would have been required to file the repons with the Commission if the Co.,,oration wer< then subject to Section 13 or 15{d) of the Exchange Acl. assuming the Corporation is a "non-accelerated filer" in aeoordance with the Exchange Act. Section 13. Ptnaltles fo, 81-..ch. In the event that the Corporation shall (i) fail to honor any Notice of Convctsion on• timely ba>is as Se\ fonh in Section 6, (ii) fail to honor any Notice of Redemption on• timely basis as set fonh in Section 7, (iii) breach any of the Negative Covc.'1\lll\ts set forth in Section 11, or (iv) fail to timely file any periodic or current rcpon !C<!Uired to be filed under the Exchange Act (any such failure,• "Trlggcrlog f.veat"), then, unless the Majority Holder., determine othCJ'\vise: (a} the Majority Holders may request in writing that the Continuing Directors of the Corporation (A} increase the size of the Board by a number of seats such that, after giving effect 10 such increase, the number of vacant s,ats in the Board constiMes a majority of the Board. and (BJ nominate, approve and appoint the individuals nominated by the Majority Holders to fill e.ach vaant)' created by such incrta.se: and any successor to such individuali from lime to time nom;natc:d by the Majot'iry Holders (each such individual,• "l'un:hoser Dirttior" and, colleclively. the "Purchaser Dir<ctors"}; (b) if the Continuing Directors do not so nominate, approve and appoint each Purclt83er Ditcclor within five (5) Business Days after receipt of the request by Che Majority Holders pursuant to clause (i) above, then automatically, and without any action on the part of any Person (and notwithstanding any terms of the Bylaws to the contrary)the Majority Holders shall bo entitled to {A) increase the si1.e of the Boatd by a number of scats such lhat, after giving tffect to such increase, the number of \'scant scats in the Board constit\ltes a nlajority of the Board sufficient to cfTec1 the transactions confempla.ted herein, (B) nominate and appoint !he l'urchnser Directo1'3 101he Board; (C) nominate and appoint each successor to each such Puroht\Ser Direetor. and (D) direct the rtmoval from the Board of any individual nominaled and appointed undo, t~e foregoing clauses (6) or (CJ; and (c) each individual nominated and appointed under this Section Diel shall thcrcafler serve on the Board until (A) his or her resignation, or(O) his or her rcmowl al the dire<tion of the Majority Holden. Settion 14. R,cord Holde.-.. The Corporation and its transfer agent shall deem and lr<at the r..:ord t!older of any shares of Series A Preferred Stock os the true and lawful owner thereof for all purposes, and neither the Corporalion nor its transfer agent shall be affected by any notice to the contrary, Section 15. or sinking fund. Sinking Fund. The Seri .. A Preferred Stock shall not be entitkd to the benefits of any retirement • 16 • Stttlon 16, Amtndmtnt of Resolution. The Board r<scrves lhe ri&ht from time to time to increase (but not in excess of the total number of oulhoriud shal'e$ of Prefene<! St0<k) or decrease (but not below the number of shares ofStries A Pi'¢fetTcd Stock the.n outstanding) lhe number of shares lhaJ constitute the Series A Prefened Stock by further resolution adopted by the Board or a duly authorized oomminee of the Board and by lhc filing of a ccr1iftea1e pursuant to lhe provisions of the NRS stating that such increase or decrease, as Ill¢ case may be, has been so authorized and in olher rcspecU to •mend this Certificate within the limitations provided by low, this l'e$Olu1ion and lhe Articles of lnool'J)()rotion. Stctlon 17, Rfltriclion and Limilotlons. Except as expressly provided herein or as required by law so long as any shares of Series A PrcfcITTd Stoc'lr. remain outstanding, the Corporation shall not, without the vote or wri1ten consent of the Majority Holders. take any action which would adversely and materially affect any of the pr<fercnces, limita1ions or relative righu of the Series A Preferred Stock. Sertion 18, Walvtr. Any right or privilege of lhc Series A Preferred Stock may be waived (either generally or in a panicular instance and either retroactively or prospectively) by and only by lhe wriutn consent of the Corporation and lhc Majority Holders and any such waiver shall be binding upon each holder of Series A ~fttffil Stock or other securities exercisable for or convenible into Series A Prefemd Stock. No failure or delay on the part of a Holder in the exa<ise of any power. right or privilcg,c hc-re·under shall operate as a \Y3iver thereof. nor shall any single or par1ial c-xercise of any such. power, right or privile&e preclude other or funhcr exercise thereof or of any other righl, power or privilege. Sttlion 19. Lost or Slolrn Crr1iticalu. Upon receipt by the Corporation of evidenoe reasonably satisfactory to the Corporalion of the loss, theft, destruction or mutilation of any ccrlifteatcs repmencing Series A Preferred Stcxk (as to which a written certification and the indemnification con1cmplated below shall suffico as such evidenoe), and, in the oase of lo», theft or destruction, of an indomnificaiion undemking by 1hc applicable Holder to the Corporati<ln in cu.stoma,y and reasonable form .nd, in the case of mutilation, upon surrender and """collation of the cer1ificatc(s). the Corporation shall excculc and deliver new certificate(s) of li~e tenor and date. Section 20. Remedies, CJ,an,cterlulloru, Other Oblie,allons, Brtac~es and Injunctive Rrlid. The remedies provided in this Certificate shall be cumulativt and in addition to all othct r<:mC'dies available under this Cercificate and any of the o1her transaction documcnlS, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained h<:r<:in shall be deemed a waiver of tompliance with the provision!- giving rise to such remedy. Nothing herein shall limit any Holder's ri&ht lo pursue actual and consC<\Utntial d:unages for any failure by the Corporation to comply with the terms of this Cenificate. The C-Ol'J)()ralion <»vene.nts to ••ch Holder thai there shall be no characterization conceming thi~ instrument other than as expressly provjdcd herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thcrc<>f) shall l>e !he amounts to be reoeived by a Holder and shall nol, except IIS expressly provided herein, be subject lo any other obligation of the Corporation (or tho penonnanoe thereof). The Corporation acknowledges that a breach by it of ils obligations hereunder will cause irrerarable ham, to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation lhcrefore agr«s that, in the event of any such breach or threatened breach, each Holder shall be entitled. in addition to all other available remedies, to an injunction restralning any such bre:aeh or nn.y such 1ht<atened breach. wi1hout the necessity of showing cc.onomfo loss and without any bond or other security bcing required, to lhe ex!ent pcnnitted by applicable law. The Corporation shall provide •II information and documentation to• Holder lhat is requested by such Holder to enablo such Holder to confinn the Corporation's i;Omplianoe wilh 1hc tcnns and conditions of this Certificate. Stctlon 21. Non-tlrcumvtntion. The Corporation hereby covenants and agrees that the Corporation will no1, by ainendment of its Articles of Incorporation. Bylaws or throv.gh any r«1rganiz.a.tion. transfer of auets, consolidation. merger, schcmt of arrangement, dissolution. issue or sale of securities, or any other voluntary ac,lOn. avoid or sc:ck to avoid 1he obs:er\'ancc or performance of any ofthe terrns of this Certificate-. and will al all times in good faith carry out a.O the provisions of lhis Cer1ificatc and take all ac!ion as may be required to protect lhe rights ofthc Holders. Wi1hout limiling the generality of the foregoing or any other provision of chis Certificate. the Corporalion (i) shall not increase the par value of any sh•res of Common Stock r<ceivable upon the conversion of any shares of Series A Prefcrr<d Stock obove the Stated V•lue then in effect, (ii) shall take all such actions as may be ne-eessary or appropriate in ord<r that the Corporation may validly and legally issue fully paid and non-assessal>le shares of Common Stock upon lhe conversion of Serie., A Prcfmcd Stock and (iii) shall, so long as any shares of Series A Preferred Stock ar<> outstanding. take all action necessary to reserve and keep available out of its authori.z>:d and unissucd sh•res of (',.ommon Stock. solely for the purpose of effecting the conversion of lhe Series A Preferred Stock, !he Roquired Reserve Amount. • I 7 • S.ctlon 12. Tren,fer oCSeri<t A l'rtftrr~ Stock. A Holder may ttan,fcr some or all of its shares of Serits A Preferred Stock without \he oonsent of the Corporation. Any such transfer shall comply wilh all applicable securities laws. S.ctlon 13. Register. The Corporation sh•II maintain at its principal executive offices (or such other office or agency of che Corporation as it may designate by notice to the Holdtr>). a register for the shares of Series A Pref med Stock, in which the co,,,oraiion ,hall m:ord the name, address and facsimile number of the l'er>ons in whose name tho shares of Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation m•y treat the Ptrson in whose name any ,hares of Series A Preferred Stock is n:gistcrcd on the resister as the owner and holder thereof for all purposes, notwith,1anding any notice 10 the contrary, but in all events recognizing any properly made transfer>. Sf<tioa 24, Amendment. This Certificate or any provision hereof may be an1ended by obtaining the affirmative vote at a meeting duly called for such purpose, or by written consent without a meeting in acoordan<'e with the NRS, of the Majority Holders. voting separately as• single class. ""d with such other stockholder approval, if any, as m•y thon be rtquirtd pursuant to ,he NRS and the Corporation's Articles of lnoorpon1tion nnd Bylaws. Se<:!ion 2S. S.vtrability. lfany provision of this Cenificatc is invalid. illegal or unenforteable, the balance of this Certificate shall remain in effect. and if any provision is inapplicable ,o any Person or circumstance, i, shall nevertheless remain applicable IO all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of int¢1'est perrnined undor applicable law. Stcelon 26. N••t Busln,i.ss Day. Whenever any payment or other obligation hereunder ,hall be d11< on a day other than a Business Day, such payment shall be made on the next succe«ling Business Day. Seclfon %7. Headinll,S. The headings conlllinc<I herein are forconvenicnceonly, do not constitute a par1 of1his Certificate and ,hall not be deemed to limit or affect any of the provisions her~f. [Signature Poge Follows) - 18 - IN WITNESS WHEREOF, lmpcralis HoldinH Co1J>. has cause<! !his Ce11ificate 10 be sign¢<! by !he undet$igned as of !he dale f1t$I written above. IMPERALIS HOLDING CORP. By: D~ 7n. ~t" Name: Darren Mogot Tille: Chief Executive Ofticer (Signa1ure Page to Series A Certificate of Designations) li.,hibit A FORM OF NOTICE OF CONVERSION To: l~PERALIS HOLDING CORP. The undorsignod own or of !hi$ Serie$ A Convertible Preferred Stock (lhc "Series A Preffrrtd St~k") i$$ued by Jmpmlis Hold in& Corp. (the "Corporation") hereby irrevocably exercises ii$ option to convert ____ shar<s of the Series A Preferred Stock into sharc;oflhc common stock, por value $0.001 per share ("Coa,mon S1ock"). of the Corporation in accordance with the terms of the Corporation's Series A Convertible Redeemable Certificate of Designation (the "Certificate or Dtslgnallon"J. ·me undersigned hercl>y instNCIS the Co'1'Qration to oonvcn the number of shMes of the Sories A Preferred Stock ,pcc:ified a.bovt into shares of Common Stock issued at conversion in actordance with the provisions of Section 6 of the Certificate of Designation. The under.signed directs that the Common Stock is.uable and «nificatcs therefor deliverable upon conversion and the ce«rtifieated Series A Prefeacd Stoc:k. if any. not being surtendered for oonver,ion hereby, tog.ether with any check in payment for fractional Common Stoel<. 1)e issued in the name of and dolivorcd 10 tho undersigned unless a different name has been indit:atcd below. All capitalized te.rms ust:d eu,d not defined herein have the rtspective meanings assigned to them tn 1he Cenificate of Designation. So long as the Series A Preferred Stock shall have been surrendered for conversion hereby, the oonvcrsion pursuant here<o shall be deemed to have b .. n drected at the date and time specified below, and at such time the righlS of the undersigned as a Holdt< of the Series A Preferred Stock shall cease and the Person or Persons in whoso name or names the Common Stock issued at conver..ion shall be issuable shall be deemed to have become lhc holder or holders of record of tho Common Shares ropr<scntcd thereby and all voting and olher rights associated with the beneficial ownership of such Common Shares shall at $UCh time vest with such Person or Persons. Date: and lime-: ___________ _ Signatu~ !'lease print name and address (including zip code number):